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                                                                    EXHIBIT 99.2

                    ORANGE COAST MANAGED CARE SERVICES, INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 1998

     The undersigned stockholder(s) of ORANGE COAST MANAGED CARE SERVICES, INC., a Delaware corporation (the "Corporation"), revoking all previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders
dated             , 1998, and the Proxy Statement/Prospectus dated             ,
1998, and hereby appoints [          ] and [          ] and each of them true
and lawful agents and proxies of the undersigned, with full power to each of substitution, on behalf, and in the name of, the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held
on             ,       1998, at      a.m./p.m., local time, at
                         and at any adjournment or postponement thereof, and to
vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock which the undersigned would be entitled to vote if present in person, on the matters set forth below as indicated:

     1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: To approve the Agreement and Plan of Merger, dated as of January 21, 1998, as amended (the "Merger Agreement"), between the Corporation and St. Joseph Medical Corporation, FPA Medical Management, Inc. and FPA Medical Management of California, Inc. ("Merger Sub"), with a vote for the Merger Agreement binding the undersigned stockholder to the indemnification provisions of the Merger Agreement and limiting the ability of FPA and Merger Sub to claim indemnification and recover from any stockholder more than the value of the merger consideration received by such stockholder during the indemnification period specified in the Merger Agreement,
all as more fully disclosed in the Proxy Statement/Prospectus dated February   ,
1998.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     2. OTHER BUSINESS: To vote on such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER REFERENCED ABOVE WHICH IS MORE FULLY DESCRIBED IN THE PROXY
STATEMENT/PROSPECTUS DATED FEBRUARY      , 1998, OF WHICH THE UNDERSIGNED
STOCKHOLDER ACKNOWLEDGES RECEIPT. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ORANGE COAST MANAGED CARE SERVICES, INC.

     Either of such proxyholders or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:
------------------------------, 1998      --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Name Printed

     This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears on his or her stock certificate(s) and returned promptly in the enclosed envelope. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.